Exhibit 99

News Release		The Ryland Group, Inc. www.ryland.com

FOR IMMEDIATE RELEASE	CONTACT:	Drew Mackintosh, VP, Investor Relations and
Corporate Communications (805) 367-3722

RYLAND REPORTS RESULTS FOR THE FIRST QUARTER OF 2013

WESTLAKE VILLAGE, Calif. (April 24, 2013) — The Ryland Group, Inc. (NYSE: RYL), today announced results for its quarter ended March 31, 2013.  Items of note included:

•                 Net income from continuing operations totaled $22.0 million, or $0.43 per diluted share, for the quarter ended March 31, 2013, compared to a net loss of $3.0 million, or $0.07 per diluted share, for the same period in 2012;

•                 Revenues totaled $374.7 million for the quarter ended March 31, 2013, representing a 73.6 percent increase from $215.9 million for the quarter ended March 31, 2012;

•                 New orders increased 54.4 percent to 2,051 units for the first quarter of 2013 from 1,328 units for the first quarter of 2012.  New order dollars rose 75.3 percent to $605.1 million for the first quarter of 2013 from $345.1 million for the same period in 2012;

•                 Average monthly sales absorption rate was 2.8 homes per community for the quarter ended March 31, 2013, versus 2.1 homes per community for the quarter ended March 31, 2012;

•                 Closings increased 60.4 percent to 1,307 units for the quarter ended March 31, 2013, compared to 815 units for the same period in the prior year;

•                 Backlog rose 57.2 percent to 3,135 units at March 31, 2013, from 1,994 units at March 31, 2012;

•                 Active communities increased 19.6 percent to 250 communities at March 31, 2013, from 209 communities at March 31, 2012;

•                 Average closing price increased 8.2 percent to $277,000 for the quarter ended March 31, 2013, from $256,000 for the same period in 2012;

•                 Housing gross profit margin was 19.4 percent for the first quarter of 2013, compared to 17.5 percent for the first quarter of 2012;

•                 Selling, general and administrative expense totaled 13.8 percent of homebuilding revenues for the first quarter of 2013, compared to 17.8 percent for the first quarter of 2012;

•                 Cash, cash equivalents and marketable securities totaled $614.6 million at March 31, 2013, with no outstanding borrowings against the Company’s $75.0 million financial services credit facility; and

•                 Net debt-to-capital ratio was 49.0 percent at March 31, 2013, compared to 50.8 percent at December 31, 2012.

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RYLAND FIRST-QUARTER RESULTS

RESULTS FOR THE FIRST QUARTER OF 2013

For the quarter ended March 31, 2013, the Company reported net income from continuing operations of $22.0 million, or $0.43 per diluted share, compared to a net loss of $3.0 million, or $0.07 per diluted share, for the same period in 2012.  The Company had pretax charges that totaled $213,000 primarily related to preacquisition feasibility cost write-offs for the quarter ended March 31, 2013, compared to pretax charges that totaled $2.1 million primarily related to inventory valuation adjustments for the same period in 2012.

The homebuilding segments reported pretax earnings of $23.8 million for the first quarter of 2013, compared to pretax earnings of $1.1 million for the same period in 2012.  This increase was primarily due to a rise in closing volume; higher housing gross profit margin, including lower inventory valuation adjustments; and a reduced selling, general and administrative expense ratio.

Homebuilding revenues increased 73.5 percent to $363.5 million for the first quarter of 2013, compared to $209.5 million for the same period in 2012.  This rise in homebuilding revenues was primarily attributable to a 60.4 percent increase in closings that totaled 1,307 units for the quarter ended March 31, 2013, compared to 815 units for the same period in the prior year, as well as to an 8.2 percent higher average closing price, which was $277,000 for the first quarter of 2013, versus $256,000 for the same period in 2012.  Homebuilding revenues for the first quarter of 2013 included $2.1 million from land sales, which resulted in pretax earnings of $946,000, compared to homebuilding revenues for the first quarter of 2012 that included $712,000 from land sales, which resulted in pretax earnings of $299,000.

New orders increased 54.4 percent to 2,051 units for the quarter ended March 31, 2013, compared to new orders of 1,328 units for the same period in 2012.  The Company had an average monthly sales absorption rate of 2.8 homes per community for the quarter ended March 31, 2013, versus 2.1 homes per community for the quarter ended March 31, 2012, and an average cancellation rate of 15.4 percent for the quarter ended March 31, 2013, versus 18.0 percent for the same period in 2012.  For the first quarter of 2013, new order dollars increased 75.3 percent to $605.1 million from $345.1 million for the first quarter of 2012.  At March 31, 2013, backlog increased 57.2 percent to 3,135 units from 1,994 units at March 31, 2012.  At the end of the first quarter of 2013, the dollar value of the Company’s backlog was $907.1 million, reflecting a 75.1 percent rise from the end of the first quarter of the prior year.  For the quarter ended March 31, 2013, there were 58 new orders and 44 closings related to the acquisition of Trend Homes in December 2012.

Housing gross profit margin was 19.4 percent for the quarter ended March 31, 2013, compared to 17.5 percent for the quarter ended March 31, 2012.  This improvement in housing gross profit margin was primarily attributable to lower inventory valuation adjustments; higher leverage of direct overhead expense due to an increase in the number of homes delivered and to a higher average closing price; and a relative decline in direct construction costs, partially offset by higher land costs.  For the first quarter of 2013, sales incentives and price concessions totaled 7.9 percent of housing revenues, compared to 10.9 percent for the same period in 2012.

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RYLAND FIRST-QUARTER RESULTS

Selling, general and administrative expense totaled 13.8 percent of homebuilding revenues for the first quarter of 2013, compared to 17.8 percent for the first quarter of 2012.  This decrease in the selling, general and administrative expense ratio was primarily attributable to higher leverage resulting from increased revenues.

The homebuilding segments recorded $3.8 million of interest expense during the first quarter of 2013, compared to $3.6 million during the first quarter of 2012.  This increase in interest expense from the first quarter of 2012 was primarily due to interest incurred on additional senior notes issued in 2012, partially offset by the capitalization of a greater amount of interest incurred during the first quarter of 2013, which resulted from a higher level of inventory under development.

During the first quarter of 2013, the Company used $8.2 million of cash for operating activities, provided $21.5 million of cash from investing activities and provided $10.9 million of cash from financing activities.

For the quarter ended March 31, 2013, the financial services segment reported pretax earnings of $4.3 million, compared to $645,000 for the same period in 2012.  This improvement was primarily attributable to increases in locked loan pipeline and origination volumes and to higher title income, partially offset by a rise in indemnification and personnel expenses.

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RYLAND FIRST-QUARTER RESULTS

Headquartered in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company.  Since its founding in 1967, Ryland has built more than 300,000 homes and financed more than 250,000 mortgages.  The Company currently operates in 14 states across the country and is listed on the New York Stock Exchange under the symbol “RYL.”  For more information, please visit www.ryland.com.

Note:  Certain statements in this press release may be regarded as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may qualify for the safe harbor provided for in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved. These forward-looking statements can generally be identified by the use of statements that include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “should,” “target,” “will” or other similar words or phrases. All forward-looking statements contained herein are based upon information available to the Company on the date of this press release. Except as may be required under applicable law, the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. The factors and assumptions upon which any forward-looking statements herein are based are subject to risks and uncertainties which include, among others:

•                 economic changes nationally or in the Company’s local markets, including volatility and increases in interest rates, the impact of, and changes in, governmental stimulus, tax and deficit reduction programs, inflation, changes in consumer demand and confidence levels and the state of the market for homes in general;

•                 changes and developments in the mortgage lending market, including revisions to underwriting standards for borrowers and lender requirements for originating and holding mortgages, changes in government support of and participation in such market, and delays or changes in terms and conditions for the sale of mortgages originated by the Company;

•                 the availability and cost of land and the future value of land held or under development;

•                 increased land development costs on projects under development;

•                 shortages of skilled labor or raw materials used in the production of homes;

•                 increased prices for labor, land and materials used in the production of homes;

•                 increased competition;

•                 failure to anticipate or react to changing consumer preferences in home design;

•                 increased costs and delays in land development or home construction resulting from adverse weather conditions or other factors;

•                 potential delays or increased costs in obtaining necessary permits as a result of changes to laws, regulations or governmental policies (including those that affect zoning, density, building standards, the environment and the residential mortgage industry);

•                delays in obtaining approvals from applicable regulatory agencies and others in connection with the Company’s communities and land activities;

•                 changes in the Company’s effective tax rate and assumptions and valuations related to its tax accounts;

•                 the risk factors set forth in the Company’s most recent Annual Report on Form 10-K; and

•                 other factors over which the Company has little or no control.

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Four financial-statement pages to follow.

THE RYLAND GROUP, INC. and Subsidiaries

CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(in thousands, except share data)

	Three months ended March 31,
	2013	2012
REVENUES
Homebuilding	$363,501	$209,535
Financial services	11,179	6,334
TOTAL REVENUES	374,680	215,869

EXPENSES
Cost of sales	292,336	172,690
Selling, general and administrative	50,226	37,388
Financial services	6,858	5,689
Interest	3,762	3,569
TOTAL EXPENSES	353,182	219,336

OTHER INCOME
Gain from marketable securities, net	705	446
TOTAL OTHER INCOME	705	446
Income (loss) from continuing operations before taxes	22,203	(3,021)
Tax expense	199	-
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	22,004	(3,021)
Income (loss) from discontinued operations, net of taxes	113	(2,087)
NET INCOME (LOSS)	$22,117	$(5,108)

NET INCOME (LOSS) PER COMMON SHARE
Basic
Continuing operations	$0.48	$(0.07)
Discontinued operations	0.00	(0.04)
Total	0.48	(0.11)
Diluted
Continuing operations	0.43	(0.07)
Discontinued operations	0.00	(0.04)
Total	$0.43	$(0.11)

AVERAGE COMMON SHARES
OUTSTANDING
Basic	45,434,996	44,473,870
Diluted	53,361,805	44,473,870

THE RYLAND GROUP, INC. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31, 2013	December 31, 2012
	(Unaudited)

ASSETS
Cash, cash equivalents and marketable securities
Cash and cash equivalents	$179,917	$155,692
Restricted cash	71,604	70,893
Marketable securities, available-for-sale	363,058	388,020
Total cash, cash equivalents and marketable securities	614,579	614,605
Housing inventories
Homes under construction	546,142	459,269
Land under development and improved lots	570,095	573,975
Inventory held-for-sale	7,182	4,684
Consolidated inventory not owned	33,944	39,490
Total housing inventories	1,157,363	1,077,418
Property, plant and equipment	21,139	20,409
Mortgage loans held-for-sale	57,568	107,950
Other	113,924	111,057
Assets of discontinued operations	536	2,480
TOTAL ASSETS	1,965,109	1,933,919

LIABILITIES
Accounts payable	117,135	124,797
Accrued and other liabilities	156,807	147,358
Debt	1,133,160	1,134,468
Liabilities of discontinued operations	1,258	1,536
TOTAL LIABILITIES	1,408,360	1,408,159

EQUITY
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value:
Authorized–10,000 shares Series A Junior
Participating Preferred, none outstanding	-	-
Common stock, $1.00 par value:
Authorized–199,990,000 shares
Issued–45,688,050 shares at March 31, 2013
(45,175,053 shares at December 31, 2012)	45,688	45,175
Retained earnings	494,464	458,669
Accumulated other comprehensive (loss) income	(32)	92
TOTAL STOCKHOLDERS’ EQUITY
FOR THE RYLAND GROUP, INC.	540,120	503,936
NONCONTROLLING INTEREST	16,629	21,824
TOTAL EQUITY	556,749	525,760
TOTAL LIABILITIES AND EQUITY	$1,965,109	$1,933,919

THE RYLAND GROUP, INC. and Subsidiaries

SEGMENT INFORMATION (Unaudited)

	Three months ended March 31,
	2013	2012
EARNINGS (LOSS) BEFORE TAXES (in thousands)
Homebuilding
North	$3,383	$(1,622)
Southeast	7,340	891
Texas	5,050	3,525
West	7,991	(1,726)
Financial services	4,321	645
Corporate and unallocated	(5,882)	(4,734)
Discontinued operations	113	(2,087)
Total	$22,316	$(5,108)
NEW ORDERS
Units
North	640	411
Southeast	704	417
Texas	389	373
West	318	127
Discontinued operations	1	29
Total	2,052	1,357
Dollars (in millions)
North	$192	$116
Southeast	177	93
Texas	117	96
West	119	40
Discontinued operations	-	6
Total	$605	$351
CLOSINGS
Units
North	328	224
Southeast	439	265
Texas	271	244
West	269	82
Discontinued operations	8	33
Total	1,315	848
Average closing price (in thousands)
North	$291	$277
Southeast	239	214
Texas	284	259
West	313	330
Discontinued operations	312	210
Total	$277	$254
OUTSTANDING CONTRACTS	March 31,
Units	2013	2012
North	931	607
Southeast	1,146	673
Texas	595	562
West	463	152
Discontinued operations	-	29
Total	3,135	2,023
Dollars (in millions)
North	$285	$175
Southeast	284	147
Texas	175	145
West	163	51
Discontinued operations	-	6
Total	$907	$524
Average price (in thousands)
North	$306	$288
Southeast	247	219
Texas	294	257
West	353	336
Discontinued operations	-	219
Total	$289	$259

THE RYLAND GROUP, INC. and Subsidiaries

FINANCIAL SERVICES SUPPLEMENTAL INFORMATION (Unaudited)

(in thousands, except origination data)

	Three months ended March 31,
RESULTS OF OPERATIONS	2013	2012
REVENUES
Income from origination and sale of mortgage loans, net	$8,986	$4,624
Title, escrow and insurance	1,762	1,264
Interest and other	431	446
TOTAL REVENUES	11,179	6,334
EXPENSES	6,858	5,689
PRETAX EARNINGS	$4,321	$645

OPERATIONAL DATA

Retail operations:
Originations (units)	714	552
Ryland Homes originations as a
percentage of total originations	100.0%	99.8%
Ryland Homes origination capture rate	62.4%	72.5%

OTHER CONSOLIDATED SUPPLEMENTAL INFORMATION (Unaudited)
(in thousands)	Three months ended March 31,
	2013	2012
Interest incurred	$16,805	$14,181
Interest capitalized during the period	12,894	10,253
Amortization of capitalized interest included in cost of sales	11,114	7,819
Depreciation and amortization	4,040	3,001